Exhibit 99

FOR IMMEDIATE RELEASE

March 20, 2013

Contact: (analysts) Kris Wenker: 763-764-2607
(media) Kirstie Foster: 763-764-6364

GENERAL MILLS REPORTS RESULTS FOR FISCAL 2013 THIRD QUARTER

Company Raises Full-year Outlook

MINNEAPOLIS, MINN.---General Mills (NYSE: GIS) today reported results for the third quarter of fiscal 2013.  Contributions from new businesses in this period primarily reflect operating results for Yoki Alimentos in Brazil and Yoplait Canada.

Fiscal 2013 Third Quarter Financial Summary

•                  Net sales grew 8 percent to $4.43 billion.  New businesses contributed 6 points of net sales growth.  Excluding new businesses, net sales grew 2 percent with 1 point of growth from higher pound volume.

•                  Segment operating profit grew 11 percent to $749 million.

•                  Diluted earnings per share (EPS) totaled 60 cents, up from 58 cents a year ago.

•                  Adjusted diluted EPS, which excludes certain items affecting comparability, totaled 64 cents this year compared to 55 cents in last year’s third quarter. (Please see Note 10 to the consolidated financial statements below for reconciliation of this non-GAAP measure.)

Net sales for the 13 weeks ended Feb. 24, 2013, grew 8 percent to $4.43 billion.  Pound volume contributed 9 points of net sales growth, primarily reflecting the addition of Yoki and Yoplait Canada.  Volume growth excluding new businesses contributed 1 percentage point of growth.  Net price realization and mix reduced the net sales growth rate by 1 percentage point.  Foreign currency exchange did not have a material effect on sales growth in the quarter.  Gross margin was below year-ago levels primarily reflecting higher input costs.  Total marketing spending in the quarter was weighted toward in-store promotional support for new product introductions and established brands; advertising and media expense was below strong year-ago levels.  Total segment operating profit increased 11 percent to $749 million.  (Please see Note 10 for reconciliation of this non-GAAP measure.)  Third-quarter net earnings attributable to General Mills grew to $398 million and diluted EPS increased to 60 cents.  Adjusted diluted EPS, which excludes certain items affecting comparability (see Note 10 below) grew 16 percent to 64 cents.

Chairman and Chief Executive Officer Ken Powell said the third-quarter results reflected gains across the company’s worldwide operations.  “Our sales and volume growth reflects contributions from new businesses and from established products.  Operating profit results for the quarter were particularly good, with double-digit increases for both our U.S. Retail and Bakeries and Foodservice segments,” he said.

Products making the strongest contributions to U.S. Retail net sales growth in the third quarter included new items such as Honey Nut Cheerios Medley Crunch cereal, Fiber One Protein bars, Yoplait Greek 100 yogurt and frozen Green Giant Seasoned Steamers vegetables, along with established brands such as Cheerios and Lucky Charms cereals, Progresso ready-to-serve soups, Nature Valley grain snack bars, Totino’s frozen snacks and pizzas, Betty Crocker SuperMoist cake and pouch cookie mixes, and Pillsbury Grands! refrigerated biscuits.  In the Bakeries and Foodservice segment, the Yoplait Parfait Pro yogurt line, Pillsbury hot breakfast items, and new Minibon cinnamon rolls made strong contributions to third-quarter sales. Yoplait yogurt varieties in Europe, along with Haagen Dazs super-premium ice cream and Wanchai Ferry frozen dim sum varieties in China helped drive International sales growth.

Nine-month Financial Summary

Through the first nine months of fiscal 2013, General Mills sales grew 6 percent to $13.36 billion.  New businesses contributed 5 points of the net sales growth.  Pound volume contributed 8 points of net sales growth, reflecting contributions from new businesses.  Net price realization and mix subtracted 1 point of net sales growth, and foreign exchange also subtracted 1 point of growth.  Segment operating profit increased 9 percent to $2.48 billion.  (Please see Note 10 for reconciliation of this non-GAAP measure.) Net earnings attributable to General Mills increased 20 percent to $1.49 billion and diluted EPS rose to $2.24.  Adjusted diluted EPS totaled $2.16 through the first nine months, up 10 percent from $1.96 a year ago (please see Note 10).

U.S. Retail Segment Results

Third-quarter net sales for General Mills’ U.S. Retail segment grew 2 percent to $2.66 billion due to net price realization and mix. The Snacks, Small Planet Foods, Baking Products and Meals divisions each recorded net sales gains. Sales for the Frozen Foods division essentially matched year ago levels, and Big G sales declined 2 percent. Yoplait sales were 4 percent below year-ago levels, showing sequential improvement from 2013 second-quarter results.  Advertising and media expense was 6 percent below strong year-ago levels.  U.S. Retail segment operating profit increased 13 percent to $577 million.

Through the first nine months of fiscal 2013, U.S. Retail segment net sales rose 1 percent to $8.14 billion and segment operating profit increased 7 percent to $1.88 billion.

International Segment Results

Third-quarter net sales for General Mills’ consolidated international businesses grew 24 percent to $1.30 billion, including 20 points of sales growth from new businesses.  Pound volume contributed 33 points of net sales growth, including 31 points from new businesses.  Net price realization and mix reduced net sales growth by 8 percentage points, and foreign-currency translation subtracted 1 point of net sales growth.  On a constant-currency basis, International segment net sales grew 25 percent overall, with sales up 16 percent in the Asia / Pacific region, sales more than doubling in Latin America including Yoki, and sales up 21 percent in Canada including Yoplait.  Constant-currency net sales grew 1 percent in Europe. (Please see Note 10 below for reconciliation of this non-GAAP measure.)  International segment operating profit including the impact of Venezuelan currency devaluation essentially matched prior-year results at $96 million.  Excluding foreign exchange effects, international operating profit increased at a double-digit rate.

Through the first nine months of 2013, International segment net sales grew 23 percent to $3.76 billion, and segment operating profit increased 16 percent to $361 million.

Bakeries and Foodservice Segment Results

Third-quarter net sales for the Bakeries and Foodservice segment totaled $470 million, essentially matching year-ago results.  Price realization and mix contributed 1 percentage point of net sales growth; while lower pound volume reduced net sales growth by 1 point.  Segment operating profit grew 13 percent in the quarter to $75 million, reflecting favorable mix, lower manufacturing costs, and increased grain merchandising earnings.

Through the first nine months of 2013, Bakeries and Foodservice segment net sales declined 1 percent to $1.46 billion, and segment operating profit increased 16 percent to $239 million.

Joint Venture Summary

Combined after-tax earnings from the Cereal Partners Worldwide (CPW) and Haagen Dazs Japan (HDJ) joint ventures totaled $21 million in the third quarter, up 37 percent from year-ago levels.  Constant-currency net sales grew 1 percent for CPW, and 5 percent for HDJ.  Through the first nine months of 2013, after-tax earnings from joint ventures increased 6 percent to $77 million.

Corporate Items

Unallocated corporate items totaled $101 million net expense in this year’s third quarter compared to $6 million net expense a year ago.  Excluding the effects of mark-to-market valuation of certain commodity positions in both years, unallocated corporate items totaled $76 million net expense this year compared to $53 million net expense a year ago.  The increase primarily reflects higher pension expense in the period.

This year’s third quarter results included $6 million of restructuring expenses related to actions taken in previous fiscal years.  Net interest expense declined to $77 million in the quarter, reflecting changes in debt mix.  The effective tax rate was 30.8 percent compared to 32.7 percent a year earlier.  Excluding certain items affecting comparability, the effective tax rate was 30.8 percent this year compared to 32.0 percent a year ago. (Please see Note 10 for reconciliation of this non-GAAP measure.)

Cash Flow Items

Cash provided by operating activities totaled $2.15 billion through the first nine months of 2013, up 29 percent from year-ago levels.  Capital investments through the first nine months totaled $412 million.  Dividends paid increased 9 percent to $652 million.  During the first nine months of 2013, General Mills repurchased approximately 19 million shares of common stock for a total of $745 million.  Average diluted shares outstanding totaled 665 million in the third quarter of 2013, approximately 2 million shares lower than in last year’s third quarter.

Outlook for 2013 Fourth Quarter and Annual Results

In the fourth quarter, General Mills said it expects supply chain costs to be above year-ago levels.  The company continues to estimate fiscal 2013 input cost inflation of 3 percent.  Fourth-quarter spending to support in-store merchandising also is expected to be above year-ago levels.  Adjusted diluted earnings per share for the fourth quarter are expected to be below year-ago results that grew 15 percent.

Including this fourth quarter outlook, General Mills increased its guidance for fiscal 2013 adjusted diluted EPS to a range of $2.66 to $2.68, excluding mark-to-market effects, a net tax benefit recorded in the first quarter, and restructuring and integration costs.

“We are continuing to see slow, but steady, improvement in the operating environment,” Powell said.  “Trends in our established businesses are improving, and integration of our new businesses is going smoothly.  We’re preparing to launch a promising slate of new products as our new fiscal year begins this summer, and our plans for fiscal 2014 call for high single-digit EPS growth, consistent with our long-term model.”

General Mills will hold a briefing for investors today, March 20, 2013, beginning at 8:30 a.m. Eastern time.  You may access the web cast from General Mills’ internet home page:  generalmills.com.

Adjusted diluted EPS, total segment operating profit, international sales excluding foreign currency translation effects, and adjusted effective tax rate are each non-GAAP measures.  Reconciliations of these measures to their relevant GAAP measures appear in Note 10 to the attached Consolidated Financial Statements.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on our current expectations and assumptions. These forward-looking statements, including the statements under the caption “Outlook for 2013 Fourth Quarter and Annual Results,” and statements made by Mr. Powell, are subject to certain risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. In particular, our predictions about future net sales and earnings could be affected by a variety of factors, including: competitive dynamics in the consumer foods industry and the markets for our products, including new product introductions, advertising activities, pricing actions, and promotional activities of our competitors; economic conditions, including changes in inflation rates, interest rates, tax rates, or the availability of capital; product development and innovation; consumer acceptance of new products and product improvements; consumer reaction to pricing actions and changes in promotion levels; acquisitions or dispositions of businesses or assets; changes in capital structure; changes in laws and regulations, including labeling and advertising regulations; impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets, or changes in the useful lives of other intangible assets; changes in accounting standards and the impact of significant accounting estimates; product quality and safety issues, including recalls and product liability; changes in consumer demand for our products; effectiveness of advertising, marketing, and promotional programs; changes in consumer behavior, trends, and preferences, including weight loss trends; consumer perception of health-related issues, including obesity; consolidation in the retail environment; changes in purchasing and inventory levels of significant customers; fluctuations in the cost and availability of supply chain resources, including raw materials, packaging, and energy; disruptions or inefficiencies in the supply chain; volatility in the market value of derivatives used to manage price risk for certain commodities; benefit plan expenses due to changes in plan asset values and discount rates used to determine plan liabilities; failure of our information technology systems; foreign economic conditions, including currency rate fluctuations; and political unrest in foreign markets and economic uncertainty due to terrorism or war. The company undertakes no obligation to publicly revise any forward-looking statement to reflect any future events or circumstances.

Consolidated Statements of Earnings and Supplementary Information

GENERAL MILLS, INC. AND SUBSIDIARIES

(Unaudited) (In Millions, Except per Share Data)

	Quarter Ended			Nine-Month Period Ended
	Feb. 24, 2013	Feb. 26, 2012	% Change	Feb. 24, 2013	Feb. 26, 2012	% Change
Net sales	$4,430.6	$4,120.1	7.5%	$13,363.4	$12,591.5	6.1%
Cost of sales	2,907.9	2,612.7	11.3%	8,470.1	8,042.9	5.3%
Selling, general, and administrative expenses	874.5	838.7	4.3%	2,624.1	2,523.3	4.0%
Restructuring, impairment, and other exit costs	6.1	0.1	NM	18.0	0.9	NM
Operating profit	642.1	668.6	(4.0)%	2,251.2	2,024.4	11.2%
Interest, net	76.6	96.0	(20.2)%	235.1	268.6	(12.5)%
Earnings before income taxes and after-tax earnings from joint ventures	565.5	572.6	(1.2)%	2,016.1	1,755.8	14.8%
Income taxes	174.2	187.3	(7.0)%	577.7	574.2	0.6%
After-tax earnings from joint ventures	21.3	15.5	37.4%	77.3	72.7	6.3%
Net earnings, including earnings attributable to redeemable and noncontrolling interests	412.6	400.8	2.9%	1,515.7	1,254.3	20.8%
Net earnings attributable to redeemable and noncontrolling interests	14.2	9.3	NM	26.8	12.4	NM
Net earnings attributable to General Mills	$398.4	$391.5	1.8%	$1,488.9	$1,241.9	19.9%
Earnings per share - basic	$0.61	$0.61	—%	$2.29	$1.92	19.3%
Earnings per share - diluted	$0.60	$0.58	3.4%	$2.24	$1.86	20.4%
Dividends per share	$0.330	$0.305	8.2%	$0.990	$0.915	8.2%

	Quarter Ended			Nine-Month Period Ended
Comparisons as a % of net sales:	Feb. 24, 2013	Feb. 26, 2012	Basis Pt Change	Feb. 24, 2013	Feb. 26, 2012	Basis Pt Change
Gross margin	34.4%	36.6%	(220)	36.6%	36.1%	50
Selling, general, and administrative expenses	19.7%	20.4%	(70)	19.6%	20.0%	(40)
Operating profit	14.5%	16.2%	(170)	16.8%	16.1%	70
Net earnings attributable to General Mills	9.0%	9.5%	(50)	11.1%	9.9%	120

	Quarter Ended			Nine-Month Period Ended
Comparisons as a % of net sales excluding certain items affecting comparability (a):	Feb. 24, 2013	Feb. 26, 2012	Basis Pt Change	Feb. 24, 2013	Feb. 26, 2012	Basis Pt Change
Gross margin	34.9%	35.5%	(60)	36.5%	36.8%	(30)
Operating profit	15.2%	15.2%	—	16.9%	16.9%	—
Net earnings attributable to General Mills	9.5%	8.9%	60	10.7%	10.3%	40

(a) See Note 10 for a reconciliation of this measure not defined by generally accepted accounting principles (GAAP).

See accompanying notes to consolidated financial statements.

Operating Segment Results and Supplementary Information

GENERAL MILLS, INC. AND SUBSIDIARIES

(Unaudited) (In Millions)

	Quarter Ended			Nine-Month Period Ended
	Feb. 24, 2013	Feb. 26, 2012	% Change	Feb. 24, 2013	Feb. 26, 2012	% Change
Net sales:
U.S. Retail	$2,664.6	$2,609.4	2.1%	$8,143.5	$8,058.0	1.1%
International	1,296.1	1,041.3	24.5%	3,762.8	3,060.9	22.9%
Bakeries and Foodservice	469.9	469.4	0.1%	1,457.1	1,472.6	(1.1)%
Total	$4,430.6	$4,120.1	7.5%	$13,363.4	$12,591.5	6.1%

Operating profit:
U.S. Retail	$577.3	$512.5	12.6%	$1,875.6	$1,759.1	6.6%
International	96.1	96.0	0.1%	361.1	310.2	16.4%
Bakeries and Foodservice	75.4	66.5	13.4%	239.3	205.7	16.3%
Total segment operating profit	748.8	675.0	10.9%	2,476.0	2,275.0	8.8%

Unallocated corporate items	100.6	6.3	NM	206.8	249.7	(17.2)%
Restructuring, impairment, and other exit costs	6.1	0.1	NM	18.0	0.9	NM
Operating profit	$642.1	$668.6	(4.0)%	$2,251.2	$2,024.4	11.2%

	Quarter Ended			Nine-Month Period Ended
	Feb. 24, 2013	Feb. 26, 2012	Basis Pt Change	Feb. 24, 2013	Feb. 26, 2012	Basis Pt Change
Segment operating profit as a % of net sales:
U.S. Retail	21.7%	19.6%	210	23.0%	21.8%	120
International	7.4%	9.2%	(180)	9.6%	10.1%	(50)
Bakeries and Foodservice	16.0%	14.2%	180	16.4%	14.0%	240
Total segment operating profit	16.9%	16.4%	50	18.5%	18.1%	40

See accompanying notes to consolidated financial statements.

Consolidated Balance Sheets

GENERAL MILLS, INC. AND SUBSIDIARIES

(In Millions, Except Par Value)

	Feb. 24, 2013	Feb. 26, 2012	May 27, 2012
	(Unaudited)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$751.2	$485.3	$471.2
Receivables	1,591.5	1,437.1	1,323.6
Inventories	1,606.4	1,528.0	1,478.8
Deferred income taxes	87.6	27.8	59.7
Prepaid expenses and other current assets	329.1	358.1	358.1

Total current assets	4,365.8	3,836.3	3,691.4

Land, buildings, and equipment	3,806.8	3,549.9	3,652.7
Goodwill	8,665.7	8,205.0	8,182.5
Other intangible assets	5,060.4	4,728.4	4,704.9
Other assets	894.7	1,119.4	865.3

Total assets	$22,793.4	$21,439.0	$21,096.8

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,186.0	$1,011.9	$1,148.9
Current portion of long-term debt	744.0	749.1	741.2
Notes payable	682.7	690.8	526.5
Other current liabilities	1,669.9	1,397.2	1,426.6

Total current liabilities	4,282.6	3,849.0	3,843.2

Long-term debt	6,631.9	6,194.8	6,161.9
Deferred income taxes	1,202.4	1,367.6	1,171.4
Other liabilities	2,212.9	1,774.8	2,189.8

Total liabilities	14,329.8	13,186.2	13,366.3

Redeemable interest	984.2	848.4	847.8

Stockholders’ equity:

Common stock, 754.6 shares issued, $0.10 par value	75.5	75.5	75.5
Additional paid-in capital	1,168.6	1,337.7	1,308.4
Retained earnings	10,795.8	9,833.7	9,958.5
Common stock in treasury, at cost, shares of 110.3, 107.4 and 106.1	(3,479.2)	(3,213.4)	(3,177.0)
Accumulated other comprehensive loss	(1,544.0)	(1,111.9)	(1,743.7)

Total stockholders’ equity	7,016.7	6,921.6	6,421.7

Noncontrolling interests	462.7	482.8	461.0

Total equity	7,479.4	7,404.4	6,882.7

Total liabilities and equity	$22,793.4	$21,439.0	$21,096.8

See accompanying notes to consolidated financial statements.

Consolidated Statements of Cash Flows

GENERAL MILLS, INC. AND SUBSIDIARIES

(Unaudited) (In Millions)

	Nine-Month Period Ended
	Feb. 24, 2013	Feb. 26, 2012
Cash Flows - Operating Activities
Net earnings, including earnings attributable to redeemable and noncontrolling interests	$1,515.7	$1,254.3
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	432.3	398.8
After-tax earnings from joint ventures	(77.3)	(72.7)
Distributions of earnings from joint ventures	65.1	43.2
Stock-based compensation	82.2	88.4
Deferred income taxes	(25.0)	49.9
Tax benefit on exercised options	(89.8)	(58.7)
Pension and other postretirement benefit plan contributions	(17.6)	(15.5)
Pension and other postretirement benefit plan costs	97.8	58.4
Restructuring, impairment, and other exit costs	(47.8)	(2.6)
Changes in current assets and liabilities, excluding the effects of acquisitions	264.5	66.7
Other, net	(54.4)	(148.6)
Net cash provided by operating activities	2,145.7	1,661.6
Cash Flows - Investing Activities
Purchases of land, buildings, and equipment	(412.2)	(423.9)
Acquisitions, net of cash acquired	(900.8)	(900.1)
Investments in affiliates, net	(3.2)	(22.1)
Proceeds from disposal of land, buildings, and equipment	22.3	1.4
Exchangeable note	16.2	(131.6)
Other, net	(3.5)	6.6
Net cash used by investing activities	(1,281.2)	(1,469.7)
Cash Flows - Financing Activities
Change in notes payable	36.0	384.9
Issuance of long-term debt	1,000.0	1,390.5
Payment of long-term debt	(541.9)	(1,439.3)
Proceeds from common stock issued on exercised options	257.6	208.5
Tax benefit on exercised options	89.8	58.7
Purchases of common stock for treasury	(744.8)	(312.5)
Dividends paid	(651.6)	(599.5)
Distributions to noncontrolling and redeemable interest holders	(38.3)	(4.4)
Other, net	(6.1)	(8.4)
Net cash used by financing activities	(599.3)	(321.5)
Effect of exchange rate changes on cash and cash equivalents	14.8	(4.7)
Increase (decrease) in cash and cash equivalents	280.0	(134.3)
Cash and cash equivalents - beginning of year	471.2	619.6
Cash and cash equivalents - end of period	$751.2	$485.3
Cash Flow from Changes in Current Assets and Liabilities, excluding the effects of acquisitions:
Receivables	$(176.8)	$(115.0)
Inventories	(19.7)	111.8
Prepaid expenses and other current assets	49.0	146.4
Accounts payable	63.7	(76.8)
Other current liabilities	348.3	0.3
Changes in current assets and liabilities	$264.5	$66.7

See accompanying notes to consolidated financial statements.

GENERAL MILLS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(1)         The accompanying Consolidated Financial Statements of General Mills, Inc. (we, us, our, General Mills, or the Company) have been prepared in accordance with accounting principles generally accepted in the United States for annual and interim financial information. In the opinion of management, all adjustments considered necessary for a fair presentation have been included and are of a normal recurring nature.

(2)         At the beginning of fiscal 2013, we realigned certain divisions within our U.S. Retail operating segment and certain geographic regions within our International operating segment. These realignments had no effect on previously reported consolidated net sales, operating segments’ net sales, operating profit, segment operating profit, net earnings attributable to General Mills or earnings per share.

(3)         On August 1, 2012, we acquired Yoki Alimentos S.A. (Yoki), a privately held food company headquartered in Sao Bernardo do Campo, Brazil, for an aggregate purchase price of $940 million, including $89 million of non-cash consideration for net debt assumed. Yoki operates in several food categories, including snacks, convenient meals, basic foods, and seasonings. We consolidated Yoki into our Consolidated Balance Sheets and recorded goodwill of $367 million. Indefinite lived intangible assets acquired include brands of $253 million. Finite lived intangible assets acquired primarily include customer relationships of $18 million. As of the date of the acquisition, the pro forma effects of this acquisition were not material.

(4)         During the third quarter of fiscal 2013, we recorded a $6 million restructuring charge, primarily related to a productivity and cost savings plan approved in the fourth quarter of fiscal 2012. The plan was designed to improve organizational effectiveness and focus on key growth strategies, and included organizational changes to strengthen business alignment and actions to accelerate administrative efficiencies across all of our operating segments and support functions. For the nine-month period ended February 24, 2013, we recorded an $18 million restructuring charge, primarily related to these actions. These restructuring actions are expected to be completed by the end of fiscal 2014.

(5)         In February 2013, the Venezuelan government devalued the bolivar by resetting the official exchange rate. The effect of the devaluation was a $15 million foreign exchange loss recorded in our International segment.

(6)         For the third quarter of fiscal 2013, unallocated corporate expense totaled $101 million compared to $6 million in the same period last year. We recorded a $25 million net increase in expense related to the mark-to-market valuations of certain commodity positions and grain inventories in the third quarter of fiscal 2013, compared to a $46 million net decrease in expense in the third quarter of fiscal 2012. Additionally, pension expense increased $10 million in the third quarter of fiscal 2013 compared to the same quarter last year.

For the nine-month period ended February 24, 2013, unallocated corporate expense totaled $207 million compared to $250 million in the same period last year. We recorded a $9 million net decrease in expense related to the mark-to-market valuations of certain commodity positions and grain inventories in the nine-month period ended February 24, 2013, compared to an $86 million net increase in expense in the nine-month period ended February 26, 2012. Additionally, pension expense increased $30 million in the nine-month period ended February 24, 2013, compared to the same period in fiscal 2012.

(7)         Basic and diluted earnings per share (EPS) were calculated as follows:

	Quarter Ended		Nine-Month Period Ended
In Millions, Except per Share Data	Feb. 24, 2013	Feb. 26, 2012	Feb. 24, 2013	Feb. 26, 2012
Net earnings attributable to General Mills	$398.4	$391.5	$1,488.9	$1,241.9

Average number of common shares - basic EPS	648.5	647.9	649.0	647.4
Incremental share effect from: (a)
Stock options	10.9	14.4	11.7	14.5
Restricted stock, restricted stock units, and other	5.7	5.0	5.0	4.6
Average number of common shares - diluted EPS	665.1	667.3	665.7	666.5
Earnings per share - basic	$0.61	$0.61	$2.29	$1.92
Earnings per share - diluted	$0.60	$0.58	$2.24	$1.86

(a)         Incremental shares from stock options and restricted stock units are computed by the treasury stock method.

(8)         In January 2013, we issued $750 million aggregate principal amount of fixed rate notes. The issuance consisted of $250 million 0.875 percent notes due January 29, 2016 and $500 million 4.15 percent notes due February 15, 2043. Interest on the fixed-rate notes is payable semi-annually in arrears. The fixed rate notes due January 29, 2016 may be redeemed in whole, or in part, at our option at any time for a specified make whole amount. The fixed rate notes due February 15, 2043 may be redeemed in whole, or in part, at our option at any time prior to August 15, 2042 for a specified make whole amount and any time on or after that date at par. These notes are senior unsecured obligations that include a change of control repurchase provision. The net proceeds were used to reduce our commercial paper borrowings.

In January 2013, we issued $250 million floating rate notes due January 29, 2016. The floating-rate notes bear interest equal to three-month LIBOR plus 30 basis points, subject to quarterly reset.  Interest on the floating-rate notes is payable quarterly in arrears. The floating rate notes are not redeemable prior to maturity. These notes are senior unsecured obligations that include a change of control repurchase provision. The net proceeds were used to reduce our commercial paper borrowings.

(9)         The effective tax rate for the nine-month period ended February 24, 2013 was 28.6 percent compared to 32.7 percent for the nine-month period ended February 26, 2012. The 4.1 percentage point decrease was primarily related to the restructuring of a subsidiary during the first quarter of fiscal 2013 which resulted in a $67 million decrease to deferred income tax liabilities related to the tax basis of the investment in the subsidiary and certain distributed assets, with a corresponding discrete non-cash reduction to income taxes in the first quarter of fiscal 2013.

(10)  We have included five measures in this release that are not defined by generally accepted accounting principles (GAAP): (1) diluted earnings per share excluding mark-to-market valuation of certain commodity positions and grain inventories (“mark-to-market effects”), restructuring costs reflecting employee severance expense (“restructuring costs”), integration costs resulting from the acquisitions of Yoki in fiscal 2013 and Yoplait S.A.S. and Yoplait Marques S.A.S. in fiscal 2012 (“acquisition integration costs”), and a discrete tax item related to a subsidiary (“tax item”) (collectively, these four items are referred to as “certain items affecting comparability” in this footnote), (2) earnings comparisons as a percent of net sales excluding certain items affecting comparability, (3) total segment operating profit, (4) net sales growth rates for our International segment in total and by region excluding the impact of changes in foreign currency exchange, and (5) effective income tax rates excluding certain items affecting comparability. We believe that these measures provide useful supplemental information to assess our operating performance. These measures are reconciled below to the measures as reported in accordance with GAAP, and should be viewed in addition to, and not in lieu of, our diluted earnings per share and operating performance measures as calculated in accordance with GAAP.

Diluted EPS excluding certain items affecting comparability follows:

	Quarter Ended		Nine-Month Period Ended
Per Share Data	Feb. 24, 2013	Feb. 26, 2012	Feb. 24, 2013	Feb. 26, 2012
Diluted earnings per share, as reported	$0.60	$0.58	$2.24	$1.86
Mark-to-market effects (a)	0.02	(0.04)	(0.01)	0.09
Restructuring costs (b)	0.01	—	0.02	—
Tax item (c)	—	—	(0.10)	—
Acquisition integration costs (d)	0.01	0.01	0.01	0.01
Diluted earnings per share, excluding certain items affecting comparability	$0.64	$0.55	$2.16	$1.96

(a)         See Note 6.

(b)         See Note 4.

(c)          See Note 9.

(d)         Integration costs resulting from the acquisitions of Yoki, Yoplait S.A.S., and Yoplait Marques S.A.S.

Earnings comparisons as a percent of net sales excluding certain items affecting comparability follows:

	Quarter Ended
In Millions	Feb. 24, 2013		Feb. 26, 2012
Comparisons as a % of Net Sales	Value	Percent of Net Sales	Value	Percent of Net Sales
Gross margin as reported (a)	$1,522.7	34.4%	$1,507.4	36.6%
Mark-to-market effects (b)	25.1	0.5%	(46.4)	(1.1)%
Adjusted gross margin	$1,547.8	34.9%	$1,461.0	35.5%

Operating profit as reported	$642.1	14.5%	$668.6	16.2%
Mark-to-market effects (b)	25.1	0.5%	(46.4)	(1.1)%
Restructuring costs (c)	5.0	0.1%	—	—%
Acquisition integration costs (d)	2.8	0.1%	3.7	0.1%
Adjusted operating profit	$675.0	15.2%	$625.9	15.2%

Net earnings attributable to General Mills as reported	$398.4	9.0%	$391.5	9.5%
Mark-to-market effects, net of tax (b)	15.8	0.4%	(29.2)	(0.7)%
Restructuring costs, net of tax (c)	4.7	0.1%	—	—%
Acquisition integration costs, net of tax (d)	2.0	—%	4.1	0.1%
Adjusted net earnings attributable to General Mills	$420.9	9.5%	$366.4	8.9%

	Nine-Month Period Ended
In Millions	Feb. 24, 2013		Feb. 26, 2012
Comparisons as a % of Net Sales	Value	Percent of Net Sales	Value	Percent of Net Sales
Gross margin as reported (a)	$4,893.3	36.6%	$4,548.6	36.1%
Mark-to-market effects (b)	(8.6)	(0.1)%	85.7	0.7%
Adjusted gross margin	$4,884.7	36.5%	$4,634.3	36.8%

Operating profit as reported	$2,251.2	16.8%	$2,024.4	16.1%
Mark-to-market effects (b)	(8.6)	(0.1)%	85.7	0.7%
Restructuring costs (c)	16.7	0.1%	—	—%
Acquisition integration costs (d)	8.1	0.1%	7.8	0.1%
Adjusted operating profit	$2,267.4	16.9%	$2,117.9	16.9%

Net earnings attributable to General Mills as reported	$1,488.9	11.1%	$1,241.9	9.9%
Mark-to-market effects, net of tax (b)	(5.4)	—%	54.0	0.4%
Restructuring costs, net of tax (c)	14.4	0.1%	—	—%
Acquisition integration costs, net of tax (d)	5.9	—%	7.2	—%
Tax item (e)	(66.7)	(0.5)%	—	—%
Adjusted net earnings attributable to General Mills	$1,437.1	10.7%	$1,303.1	10.3%

(a)         Net sales less cost of sales.

(b)         See Note 6.

(c)          See Note 4.

(d)         Integration costs resulting from the acquisitions of Yoki, Yoplait S.A.S., and Yoplait Marques S.A.S.

(e)          See Note 9.

A reconciliation of total segment operating profit to the relevant GAAP measure, operating profit, is included in the Statements of Operating Segment Results.

The reconciliation of International segment and region net sales growth rates as reported to growth rates excluding the impact of foreign currency exchange below demonstrates the effect of foreign currency exchange rate fluctuations from year to year. To present this information, current period results for entities reporting in currencies other than United States dollars are translated into United States dollars at the average exchange rates in effect during the corresponding period of the prior fiscal year, rather than the actual average exchange rates in effect during the current fiscal year. Therefore, the foreign currency impact is equal to current year results in local currencies multiplied by the change in the average foreign currency exchange rate between the current fiscal period and the corresponding period of the prior fiscal year.

	Quarter Ended Feb. 24, 2013
	Percentage Change in Net Sales as Reported (a)	Impact of Foreign Currency Exchange		Percentage Change in Net Sales on Constant Currency Basis
Europe	3%	2	pts	1%
Canada	24	3		21
Asia/Pacific	17	1		16
Latin America	157	(29)		186
Total International	24%	(1	)pt	25%

	Nine-Month Period Ended Feb. 24, 2013
	Percentage Change in Net Sales as Reported (a)	Impact of Foreign Currency Exchange		Percentage Change in Net Sales on Constant Currency Basis
Europe	11%	(5	)pts	16%
Canada	22	1		21
Asia/Pacific	14	—		14
Latin America	107	(21)		128
Total International	23%	(4	)pts	27%

(a)         See Note 2.

A reconciliation of the effective income tax rate as reported to the effective income tax rate excluding certain items affecting comparability follows:

	Quarter Ended				Nine-Month Period Ended
	Feb. 24, 2013		Feb. 26, 2012		Feb. 24, 2013		Feb. 26, 2012
In Millions	Pretax Earnings (a)	Income Taxes	Pretax Earnings (a)	Income Taxes	Pretax Earnings (a)	Income Taxes	Pretax Earnings (a)	Income Taxes
As reported	$565.5	$174.2	$572.6	$187.3	$2,016.1	$577.7	$1,755.8	$574.2
Mark-to-market effects (b)	25.1	9.3	(46.4)	(17.2)	(8.6)	(3.2)	85.7	31.7
Restructuring costs (c)	5.0	0.3	—	—	16.7	2.3	—	—
Acquisition integration costs (d)	2.8	0.8	3.7	(0.4)	8.1	2.2	7.8	0.6
Tax item (e)	—	—	—	—	—	66.7	—	—
As adjusted	$598.4	$184.6	$529.9	$169.7	$2,032.3	$645.7	$1,849.3	$606.5
Effective tax rate:
As reported		30.8%		32.7%		28.6%		32.7%
As adjusted		30.8%		32.0%		31.8%		32.8%

(a)         Earnings before income taxes and after-tax earnings from joint ventures.

(b)         See Note 6.

(c)          See Note 4.

(d)         Integration costs resulting from the acquisitions of Yoki, Yoplait S.A.S., and Yoplait Marques S.A.S.

(e)          See Note 9.

(11)  Our consolidated results for fiscal 2013 include operating activity from the acquisitions of Yoki in Brazil (second quarter of fiscal 2013), Yoplait Ireland (first quarter of fiscal 2013), Food Should Taste Good in the United States (fourth quarter of fiscal 2012), Parampara Foods in India (first quarter of fiscal 2013), and the assumption of the Canadian Yoplait franchise license (second quarter of fiscal 2013). Also included in the first quarter of fiscal 2013 are two additional months of results from the acquisition of Yoplait S.A.S. (first quarter of fiscal 2012). Collectively, these items are referred to as “new businesses” in comparing our fiscal 2013 results to fiscal 2012 within this release.